UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 6, 2017
Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 S. PENNSYLVANIA AVE. CUDAHY, WISCONSIN		53110
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors
On May 18, 2017, the board of directors of Roadrunner Transportation Systems, Inc. (the “Company”) increased its size from ten members to 12 members. On June 6, 2017, the Company’s board of directors elected Scott L. Dobak to serve as a Class II director and Ralph (“Cody”) W. Kittle III to serve as a Class III director to fill the vacancies created by such increase. The Company expects that Mr. Dobak will serve on the Company’s Compensation Committee and Nominating/Corporate Governance Committee.
Messrs. Dobak and Kittle were elected to the Company’s board of directors pursuant to the terms of that certain Investment Agreement, dated May 1, 2017, by and among the Company, Elliott Associates, L.P. and Brockdale Investments LP (the “Investment Agreement”). The material terms of the Investment Agreement are described in the disclosures under “Item 1.01. Entry into a Material Definitive Agreement” in the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission (the “SEC”) on May 4, 2017 (the “Prior Form 8-K”). Such description of material terms and the Investment Agreement attached as an exhibit to the Prior Form 8-K are incorporated herein by reference.
Mr. Kittle is an Analyst with Elliott Management Corporation. Mr. Dobak is the Chief Executive Officer of Dicom Transportation Group. Mr. Dobak previously served in various leadership roles with the Company from January 2007 to December 2013, most recently serving as the Company’s President - Less-than-Truckload and Transportation Management Solutions.
The Company’s board of directors considered the independence of Messrs. Kittle and Dobak and determined that Mr. Dobak is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the New York Stock Exchange. The Company’s board of directors determined that Mr. Kittle is not “independent” as a result of his relationship with Elliott Management Corporation (“Elliott”) and Elliott’s contractual arrangements with the Company pursuant to the Investment Agreement and the other agreements entered into by the Company with Elliott in connection with the transactions contemplated by the Investment Agreement. As compensation for his service on the Company’s board of directors, Mr. Dobak will receive compensation consistent with the Company’s current compensatory arrangement for independent directors, as described under the heading “Director Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 6, 2016. In addition, on June 12, 2017, the Company granted Mr. Dobak 5,590 restricted stock units (“RSUs”), which approximates the prorated portion of the number of RSUs awarded to the Company’s other independent directors on February 28, 2017. Each RSU is equivalent to one share of the Company’s common stock, and the RSUs vest 25% on each of March 1, 2018, 2019, 2020 and 2021. Mr. Dobak generally must remain a member of the Company’s board of directors through the end of the relevant vesting period in order to receive any amount of the RSUs covered by that award, except that he may be entitled to accelerated delivery of a portion of unvested RSUs in the case of his death or disability, or upon a change in control.
In connection with their election to the Company’s board of directors, Messrs. Kittle and Dobak and the Company executed the Company’s standard form of indemnification agreement.
The disclosures under “Item 1.01. Entry into a Material Definitive Agreement” of the Prior 8-K are incorporated herein by reference. There have been no other related party transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC) between either of Messrs. Kittle and Dobak and the Company.
Departure of Named Executive Officer
On June 7, 2017, Grant M. Crawford’s employment as the Company’s President - Roadrunner Freight was terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: June 12, 2017	By:	/s/ Curtis W. Stoelting
Curtis W. Stoelting
Chief Executive Officer